Exhibit 10.1

TRANSITION AGREEMENT

This Transition Agreement (the “Agreement”) is made and entered into as of October 31, 2019 by and between Genesco Inc., a Tennessee corporation (the “Company”), and Robert J. Dennis (“Executive”). The Company and Executive are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”
WITNESSETH:
WHEREAS, Executive has given notice to the Company of his intent to voluntarily resign from serving as President and Chief Executive Officer of the Company and from any other officer positions he holds in any direct or indirect subsidiary of the Company (hereinafter referred to as “Executive’s Resignation”) as of February 1, 2020 (the “Effective Date”);
WHEREAS, the Company desires to continue to employ Executive from and after the Effective Date for an additional five (5) month period, ending June 30, 2020, to perform certain transition services for the Company as set forth in this Agreement (the “Transition Services”); and
WHEREAS, the Parties wish to set forth their respective rights and obligations in connection with the foregoing.
NOW, THEREFORE, in consideration of the mutual covenants and conditions hereinafter expressed, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:
SECTION 1.
EMPLOYMENT; DUTIES AND RESPONSIBILITIES

1.1    Transition Services. During the Term of this Agreement, the Company shall continue to employ Executive in the role of Executive Chairman, and Executive hereby accepts such ongoing employment, to provide services to effect the orderly transition of Executive’s former duties and responsibilities with the Company, to serve as chairman of the Board of Directors of the Company and to provide services with respect to special projects as requested by the Company from time to time (the “Transition Services”). In such capacity, Executive shall make himself available to provide the Transition Services as reasonably requested by the Company. In no event will Executive take any strategic action that has not been previously authorized by the Board of Directors.

1.2    Compliance with Law and Standards. Executive shall at all times comply with all applicable laws, rules, and regulations of any and all governmental authorities and the applicable standards, bylaws, rules, compliance programs, policies, and procedures of the Company of which Executive has knowledge (including any policies that apply only to executives).

1.3    Cooperation. Executive shall cooperate with the Company with respect to any claim against the Company and shall make himself available as a witness in any action, investigation, or other proceeding before any court, government agency, arbitrator, or mediator in which he may be called to appear by the Company regarding any business, property, or operations of the Company or any of its affiliates or subsidiaries, and shall truthfully testify in any such action, proceeding, or deposition in which he also appears. Upon request by Executive and prior approval by the Company, the Company shall reimburse Executive for reasonable travel expenses incurred by Executive in connection with any such appearance in which Executive is so called to appear.

SECTION 2.
COMPENSATION
2.1    Compensation.

2.1.1 Transition Pay/Release. Upon (i) Executive’s execution and delivery of a General Release in the form attached as Exhibit A hereto (the “Initial Release”) on the Effective Date and (ii) the expiration of the Revocation Period (as defined in the Release), and during the Term (as defined herein) and for performance of the Transition

Exhibit 10.1

Services, the Company shall pay Executive up to $50,000 (the “Transition Pay”), in the amount of $10,000 per month. The parties acknowledge that the Transition Pay and the Continuation of Benefits (as defined herein) is in consideration for Executive entering into this Agreement (including, without limitation, his taking on the Restrictive Covenant set forth in Section 4 of the Agreement), his release of claims in the Initial Release, and his execution and delivery of a General Release in the form attached hereto as Exhibit B hereto (the “Termination Release” and together with the Initial Release, the “Release”) on the Termination Date (as defined herein). Executive acknowledges that Executive shall not be entitled to any Transition Pay or the Continuation of Benefits absent Executive’s execution of the Release.

2.1.2 Equity Grants; Vacation Accrual. Executive shall not be entitled to receive awards after the Effective Date under any of the Company’s equity incentive plans, nor shall Executive be eligible to receive an annual incentive or any other bonus of any kind other than as set forth in Section 2.1.3. Outstanding equity-based awards granted to Executive prior to the Effective Date shall continue to vest in accordance with their respective terms until the Termination Date. Executive acknowledges that he is currently entitled to vest up to 48,421 shares of restricted stock on June 28, 2020 (the “June 2020 RSAs”), provided that Executive remains continuously employed by the Company through that date except as otherwise set forth in Section 3.3. Executive further acknowledges that all outstanding equity-based awards scheduled to vest following the Termination Date shall be forfeited, including 79,145 shares of unvested restricted stock, which are not scheduled to vest in their entirety until June 2022. Notwithstanding anything to the contrary contained herein, if there is a Change of Control as defined in the Company’s Second Amended and Restated 2009 Equity Incentive Plan (the “Plan”) prior to the Termination Date, the all Executive’s RSAs shall vest in accordance with Section 13.1 of the Plan (without regard to Section 13.3 thereof). In addition, Executive shall not accrue any vacation or paid time off during the Term of this Agreement.

2.1.3 Bonus Plan. Executive shall continue participation in his bonus plan for fiscal 2020 and shall be paid any earned bonus (the “Bonus”) when bonuses are paid to other executives of the Company pursuant to the Company’s Second Amended and Restated EVA Incentive Compensation Plan. Payment of any positive bonus bank will be paid in three equal annual installments following the Termination Date and any negative bonus bank will be forgiven. Executive shall not be eligible to participate in any bonus plan after the Effective Date.

2.1.4 No Additional Compensation. Executive acknowledges that, except as expressly provided in Benefits Section 2.3 or otherwise in this Agreement, Executive will not receive, nor is he entitled to, any additional compensation, severance, or benefits.

2.1.5 Severance Plan. In consideration for the compensation and benefits provided to Executive in this Section 2.1, Executive acknowledges that he has no right (i) to participate in the Company’s general severance plan for monthly-paid salaried employees following either the Executive’s Resignation or the Termination Date; or (ii) to receive any payments, including, but not limited to, any compensation, in connection with a Change of Control of the Company as defined in the Company’s general severance plan or any employment protection agreement, except as set forth in Section 2.1.2.

2.2    Expenses. The Company will reimburse Executive for all reasonable, documented expenses of types authorized by the Company and incurred by Executive in the performance of his duties hereunder. Executive will comply with such budget limitations and approval and reporting requirements with respect to expenses as the Company may establish from time to time. To the extent that the reimbursement of expenses under this Section 2.2 or otherwise shall constitute deferred compensation under Section 409A of the Code, such expenses shall be reimbursed in accordance with Section 1.409A-3(i)(1)(iv) of the Treasury Regulations. For the avoidance of doubt, the amount of expenses eligible for reimbursement under this Section 2.2 in any given year shall not affect the expenses eligible for reimbursement in any other year.

2.3    Benefits. Except as excluded by Section 2.1.2 and 2.1.5 of this Agreement and upon Executive’s execution of the Initial Release, during the Term, the Company shall provide the Executive with employee and fringe benefits under any and all employee benefit plans and programs which are from time to time generally made available to the executive officers of the Company, in which Executive participated in prior to the Effective Date, and for which Executive remains eligible pursuant to the terms of those plans and programs (the “Continuation of Benefits”). Nothing

Exhibit 10.1

in this Agreement shall require the Company to maintain such plans or programs, nor prohibit the Company from terminating, amending, or modifying such plans and programs, as the Company, in its sole direction, may deem advisable. In all events, including but not limited to, the funding, operation, management, participation, vesting, termination, amendment, or modification of such plans and programs, the rights and benefits of the Executive shall be governed solely by the terms of the plans and programs, as provided in such plans, programs, or any contract or agreement related thereto.  Nothing in this Agreement shall be deemed to amend or modify any such plan or program.

SECTION 3.
TERM AND TERMINATION

3.1    Term. The term (the “Term”) of this Agreement shall begin on the Effective Date and shall end on June 30, 2020, at which time the Executive’s employment with the Company will terminate, unless terminated earlier by reason of Executive’s resignation, death, or disability, or by the Company with or without Cause (such date that the Term ends or is terminated being the “Termination Date”).

3.2    Termination by the Company for Cause. The Company may terminate this Agreement at any time in its sole discretion for Cause. For purposes of this Agreement, “Cause” shall mean: (i) failure or refusal to carry out the lawful directions of the Company, which are reasonably consistent with the responsibilities of Executive’s position; (ii) a material act of dishonesty or disloyalty related to the business of the Company; (iii) conviction of a felony or any crime against the Company; or (vi) Executive’s breach of any term of this Agreement or the Release.

3.3    Transition Pay Following Termination. Executive acknowledges that if this Agreement is terminated by Executive or by the Company with Cause, Executive shall not be entitled to any Transition Pay after the Termination Date. The Company shall pay Executive any accrued but unpaid Transition Pay at the end of the applicable monthly pay period in which the termination occurs. If the Executive is terminated by the Company without Cause prior to the Termination Date, the Executive shall be entitled to receive all compensation and benefits set forth in Section 2, including the Transition Pay, any earned but unpaid Bonus and the vesting of any unvested portion of the June 2020 RSAs.

SECTION 4.
NON-SOLICITATION AND CONFIDENTIALITY
4.1    Non-Solicitation. In recognition and consideration of his receipt of Transition Pay and Continuation of Benefits, Executive hereby covenants and agrees as follows:

During the Term of this Agreement and the twelve (12) month period following the Termination Date (the “Restricted Period”), Executive shall not, directly or indirectly hire, or induce or encourage to leave the employ of the Company or its subsidiaries, any employee of the Company or any of its subsidiaries to leave the employ of the Company or any of its subsidiaries, or any individual who has been employed by the Company or any of its subsidiaries within the prior six months.
The foregoing covenant and agreement of Executive is referred to herein as the “Restrictive Covenant.” Executive acknowledges that he has carefully read and considered the provisions of the Restrictive Covenant and, having done so, agrees that the restrictions set forth in this Section 4.1, including without limitation the time period of restriction set forth above, are fair and reasonable and are reasonably required for the protection of the legitimate business and economic interests of the Company. Executive further acknowledges that the Company would not have entered into this Agreement absent Executive’s agreement to the foregoing.
4.2    Confidentiality and Non-Disclosure. Executive acknowledges that, by nature of his past and future employment with the Company, Executive has had access to, and will continue to have access to, Proprietary Information of the Company. For the duration of the Term and at all times thereafter, Executive shall hold in strictest confidence and will not disclose any of the Company’s Proprietary Information, except as otherwise required in connection with Executive’s work for the Company or as otherwise required by law or court order or as permitted in writing by a duly authorized officer of the Company. “Proprietary Information” shall include without limitation all: trade secrets, ideas, business plans or models (whether for existing, new, or developing businesses), financial information, employee data,

Exhibit 10.1

operating data, customer lists, prospective customer lists (to the extent not readily available to the public), vendor or supplier lists, pricing and cost information, marketing information, product information, research information, or Company designs and techniques, whether communicated orally or in documentary or other tangible form. The Parties recognize that the Company has invested considerable amounts of time and money in attaining and developing all of the information described above, and any unauthorized disclosure or release of such Proprietary Information in any form would irreparably harm the Company.

Executive further acknowledges that Executive has received, and in the future will receive, from third parties confidential or proprietary information (“Third Party Information”), which Executive shall also hold in the strictest confidence and not disclose, except in connection with Executive’s work for the Company or as otherwise required by law or court order or as permitted in writing by a duly authorized officer of the Company.
Executive also acknowledges and agrees that the Company has provided Executive with written notice below that the Defend Trade Secrets Act, 18 U.S.C. § 1833(b), provides an immunity for the disclosure of a trade secret to report suspected violations of law and/or in an anti-retaliation lawsuit, as follows: (i) an individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (1) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (2) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; (ii) an individual who files a lawsuit against an employer for retaliation for reporting a suspected violation of law may disclose the trade secret to his or her attorney and use the trade secret information in the court proceeding, if the individual: (I) files any document containing the trade secret under seal; and (II) does not disclose the trade secret, except pursuant to court order.
Upon the Termination Date, Executive covenants to return all confidential Company information and Third Party Information, to the Company, in any format (electronic or otherwise) and Executive covenants not to keep any copy of such information in any form following the Termination Date.
SECTION 5.
GENERAL PROVISIONS

5.1    Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Tennessee, without regard to its conflict of laws principles.

5.2    Jurisdiction. Each party hereby irrevocably submits in any suit, action or proceeding arising out of or related to this Agreement or any of the transactions contemplated hereby to the jurisdiction of the United States District Court for the Middle District of Tennessee and the jurisdiction of the Chancery Court of the State of Tennessee sitting in Davidson County, and irrevocably waives any immunity from the jurisdiction of such courts and any claim of improper venue, forum non conveniens, or any similar objection which it might otherwise be entitled to raise in any such suit, action, or proceeding.

5.3    Enforcement/Remedies/Attorney’s Fees. The Parties hereto agree that money damages alone would not be an adequate remedy for any breach of this Agreement. Therefore, in the event of a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in its favor, apply to an applicable court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violation of the provisions hereof (without proving monetary damages or posting a bond or other security). Executive agrees that, in any action seeking specific performance or other equitable relief, he will not assert or contend that any provision of the Restrictive Covenant is unreasonable or otherwise unenforceable. Executive agrees that the existence of any claim or cause of action by the Executive, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement of the Restrictive Covenant.
5.4    Waiver of Breach. The waiver by a party of any breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach of the same or any other provision hereof by that party.

Exhibit 10.1

5.5    Severability. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision. The Parties hereto further agree that any such invalid or unenforceable provision shall be deemed modified so that it shall be enforced to the greatest extent permissible under law, and to the extent that any court or arbitrator of competent jurisdiction determines any restriction herein to be unreasonable in any respect, such court or arbitrator may limit this Agreement to render it reasonable in the light of the circumstances in which it was entered into and specifically enforce this Agreement as limited.

5.6    Entire Agreement: Amendments. This Agreement forms the entire agreement of the parties and supersedes any prior agreements between them with respect to the subject matter hereof. The Parties agree that the Employment Protection Agreement dated October 29, 2008, and amended March 29, 2010, by and between the Company and Executive, is hereby terminated and of no further force and effect.

5.7    Amendment, Modification or Waiver. No provision of this Agreement may be amended or waived, unless such amendment or waiver is agreed to in writing, signed by Executive and by a duly authorized officer of the Company. No waiver by any party hereto of any breach by another party hereto of any condition or provision of this Agreement to be performed by such other party will be deemed a waiver of a similar or dissimilar condition or provision at the same time, any prior time or any subsequent time.

5.8    Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties, their successors and their permitted assigns; provided that Executive shall not assign his rights, duties or obligations hereunder.

5.9    Notice. Any notice to be given hereunder will be in writing and will be deemed given when delivered personally, sent by courier or registered or certified mail, postage prepaid, return receipt requested, addressed to the party concerned at the address indicated below or to such other address as such party may subsequently give notice hereunder in writing:

To Executive at:	Robert J. Dennis

To the Company at:	Genesco Inc. 1415 Murfreesboro Pike Suite 240 Nashville, TN 37217-2835 Attention: Chief Executive Officer

5.10    Withholding. All payments to Executive under this Agreement will be reduced by all applicable withholding required by federal, state or local law.

5.11    Survival. The provisions of Sections 1.3, 4.1, 4.2 and Section 5.1 through 5.13 hereof, as well as Exhibit A and Exhibit B and the applicable consideration required thereby under Sections 2.1.1, shall survive the termination for any reason or expiration of this Agreement for the period described or referenced in each such Section or, if no period is described or referenced in such Section, indefinitely.

5.12    Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

5.13    Section 409A. By accepting this Agreement, Executive hereby agrees and acknowledges that the Company does not make any representations with respect to the application of Section 409A of the Code to any tax, economic, or legal consequences of any payments payable to Executive hereunder. Further, by the acceptance of this Agreement, Executive acknowledges that (i) Executive has obtained independent tax advice regarding the application of Section 409A of the Code to the payments due to Executive hereunder, (ii) Executive retains full responsibility for the potential application of Section 409A of the Code to the tax and legal consequences of payments payable to Executive hereunder and (iii) the Company shall not indemnify or otherwise compensate Executive for any violation of Section 409A of the Code that my occur in connection with this Agreement. The Parties agree that, to the extent

Exhibit 10.1

applicable, this Agreement shall be interpreted and administered in accordance with Section 409A of the Code and that the Parties will cooperate in good faith to amend such documents and to take such actions as may be necessary or appropriate to comply with Section 409A of the Code.

Notwithstanding any other provision of this Agreement to the contrary, to the extent any payments made under this Agreement are treated as non-qualified deferred compensation subject to Section 409A of the Code, then (a) no payments to be made under this Agreement following the Executive’s termination of employment shall be made unless the Executive’s termination of employment constitutes a “separation from service” within the meaning of Section 1.409A-1(h) of the Treasury Regulations and (b) if Executive is deemed at the time of his separation from service to be a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Code, then to the extent delayed commencement of any portion of any payments upon the Executive’s separation from service to which Executive is entitled under this Agreement is required in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code, such portion of the payments shall not be provided to Executive prior to the earlier of (x) the expiration of the six-month period measured from the date of the Executive’s “separation from service” with the Company (as such term is defined in Section 1.409A-1(h) of the Treasury Regulations) or (y) the date of Executive’s death. Upon the earlier of such dates, all payments deferred pursuant to this paragraph shall be paid in a lump sum to the Executive, and any remaining payments due under the Agreement shall be paid as otherwise provided herein. The determination of whether the Executive is a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Code as of the time of his separation from service shall be made by the Company in accordance with the terms of Section 409A of the Code and applicable guidance thereunder (including without limitation Section 1.409A-1(i) of the Treasury Regulations and any successor provision thereto).

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

GENESCO INC.

By:
Name:
Title:

EXECUTIVE

Robert J. Dennis

Exhibit 10.1

EXHIBIT A

FORM OF INITIAL RELEASE

This Release (this “Release”), dated as of February 1, 2020, is made by and between Robert J. Dennis (“Executive”) and Genesco Inc. (the “Company”) (collectively, the “Parties”).
WHEREAS, the Parties entered into that certain Transition Agreement dated as of October _____, 2019 (the “Agreement”);
WHEREAS, pursuant to Section 2.1.1 of the Agreement and in consideration of the Company’s willingness to enter into the Agreement and pay any amounts thereunder, it is an obligation of Executive that he executes and delivers this Release.
NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree as follows:

1.
Executive Release. In exchange for the mutual promises and obligations of the Agreement, Executive fully and forever relieves, releases, and discharges Company and its predecessors, successors, subsidiaries, operating units, affiliates, and divisions, and the agents, representatives, officers, directors, shareholders, members, employees and attorneys (collectively, the “Released Parties”) from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs, expenses, damages, actions, and causes of action, whether in law or in equity, whether known or unknown, whether suspected or unsuspected, and whether arising from or related in any way to Executive’s employment as Chief Executive Officer of the Company and/or Executive’s Resignation, including but not limited to any and all claims pursuant to Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, the Equal Pay Act, the Age Discrimination in Employment Act (ADEA), the Older Worker Benefit Protection Act, the Americans with Disabilities Act (ADA), the Family and Medical Leave Act (FMLA), the Executive Retirement Income Security Act (ERISA), the National Labor Relations Act (NLRA), the Genetic Information Nondiscrimination Act (GINA), and all other federal, state or local laws or regulations which concern Executive’s employment and which exist, or might exist, as of the date of the execution of this Release. This Release also includes, but is not limited to, a release by Executive of any claims for breach of contract, mental pain, suffering and anguish, emotional harm, impairment of economic opportunities, unlawful interference with employment rights, defamation, intentional or negligent infliction of emotional distress, fraud, wrongful termination, wrongful discharge in violation of public policy, wrongful demotion, breach of any express or implied covenant of good faith and fair dealing, claims that Company has dealt with Executive unfairly or in bad faith, and all other common law contract and tort claims. Executive understands that he is not waiving any rights or claims that may arise after this Release is signed by Executive. Furthermore, Executive understands that he is not giving up the right to file a Charge of Discrimination with the Equal Employment Opportunity Commission (EEOC). However, Executive is expressly releasing and waiving any right to obtain monetary or other relief relating to such a charge or subsequent lawsuit filed by the EEOC. Executive agrees to turn over to the Company any such monetary relief obtained by the EEOC (or any other third party) on behalf of the Executive for any claim waived herein.

2.
No Admission of Liability. Executive acknowledges that nothing in this Release is intended to, shall constitute evidence of, or shall be construed as an admission by the Company that the Company violated any law, rule, or regulation, interfered with any right, breached any obligation, or otherwise engaged in any improper or illegal conduct with respect to him or otherwise.

3.
No Current Claims; Covenant Not to Sue. Executive represents and warrants that Executive has not filed any complaint(s) or charge(s) against the Company or the other Released Parties with the EEOC or the state commission empowered to investigate claims of employment discrimination, the United States Department of Labor, or with any other local, state, or federal agency or court. Executive further covenants and agrees that Executive shall forever refrain and forbear from initiating or participating as a party in a lawsuit attempting to enforce any of the claims that are released and discharged herein. Moreover, Executive agrees that he will not persuade or instruct

Exhibit 10.1

any person to file a suit, claim, or complaint with any state or federal court or administrative agency against the Released Parties. Executive acknowledges that, in accordance with 29 C.F.R. § 1625.23(b) and other applicable law, this covenant not to sue does not prevent Executive from filing a charge of discrimination with the EEOC or otherwise participating in an EEOC or SEC investigation of the Company. This covenant not to sue also does not preclude Executive from bringing a lawsuit to challenge the validity of the release language contained in this Agreement. Should Executive violate this covenant, Executive shall be responsible for all of the Released Parties’ costs incurred as a result of Executive’s breach, including without limitation the Released Parties’ attorneys’ fees.

4.
Acknowledgement of Waiver of Claims under ADEA. Executive acknowledges that he is waiving and releasing any rights he may have under the ADEA or the Older Worker Benefit Protection Act and that this waiver and release is knowing and voluntary. Executive acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Executive was already entitled. Executive further acknowledges that (a) he has been advised that he should consult with an attorney prior to executing this Release, (b) he has been given twenty-one (21) days within which to consider this Release before executing it, and (c) he has been given at least seven (7) days following the execution of this Release to revoke this Release (the “Revocation Period”).

5.
Acknowledgment. Executive acknowledges that he understands the terms of this Release and that Executive has executed this Release knowingly and voluntarily. Executive further acknowledges that, in consideration for the covenants and releases contained herein, he will receive benefits and payments described in the Agreement, and that he would not receive such benefits and payments without the execution of this Release. Executive also acknowledges that this Release shall not become effective until the expiration of the Revocation Period.

6.
Severability. All provisions of this Release are intended to be severable. In the event any provision or restriction contained herein is held to be invalid or unenforceable in any respect, in whole or in part, such finding shall in no way affect the validity or enforceability of any other provision of this Release. The Parties further agree that any such invalid or unenforceable provision shall be deemed modified so that it shall be enforced to the greatest extent permissible under law, and to the extent that any court or arbitrator of competent jurisdiction determines any restriction herein to be unreasonable in any respect, such court or arbitrator may limit this Release to render it reasonable in the light of the circumstances in which it was entered into and specifically enforce this Release as limited.

7.
Specific Performance. If a court of competent jurisdiction determines that Executive has breached or failed to perform any part of this Release, Executive agrees that the Company will be entitled to seek injunctive relief to enforce this Release, to the extent permitted by applicable law.

8.
No Waiver. Should the Company fail to require strict compliance with any term or condition of this Agreement, such failure shall not be deemed a waiver of such terms or conditions, nor shall the Company’s failure to enforce any right it may have preclude it from thereafter enforcing its rights under this Agreement.

9.
Attorneys’ Fees. The Parties agree that in the event it becomes necessary to seek judicial remedies for the breach or threatened breach of this Agreement, the prevailing party will be entitled, in addition to all other remedies, to recover from the non-prevailing party reasonable attorneys’ fees and costs upon the entry of a final non-appealable judgment.

10.	Governing Law. This Release shall be governed by and construed in accordance with the laws of the State of Tennessee without reference to principles of conflict of laws.

IN WITNESS WHEREOF, Executive has hereunto set his hands, as of the day and year first above written.

_________________________________
Robert J. Dennis

Exhibit 10.1

EXHIBIT B

FORM OF GENERAL RELEASE

This Release (this “Release”), dated as of June 30, 2020, is made by and between Robert J. Dennis (“Dennis”) and Genesco Inc. (the “Company”) (collectively, the “Parties”).
WHEREAS, the Parties entered into that certain Transition Agreement dated as of October ____, 2019 (the “Agreement”);
WHEREAS, pursuant to Section 2.1.1 of the Agreement and in consideration of the Company’s willingness to enter into the Agreement and pay any amounts thereunder, it is an obligation of Dennis that he executes and delivers this Release.
NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree as follows:
1.    Dennis Release. In exchange for the mutual promises and obligations of the Agreement, Dennis fully and forever relieves, releases, and discharges Company and its predecessors, successors, subsidiaries, operating units, affiliates, and divisions, and the agents, representatives, officers, directors, shareholders, members, employees and attorneys (collectively, the “Released Parties”) from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs, expenses, damages, actions, and causes of action, whether in law or in equity, whether known or unknown, whether suspected or unsuspected, and whether arising from or related in any way to Dennis’s employment with the Company pursuant to the Agreement or the termination of his employment with the Company on the Termination Date (as defined in the Agreement), including but not limited to any and all claims pursuant to Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, the Equal Pay Act, the Age Discrimination in Employment Act (ADEA), the Older Worker Benefit Protection Act, the Americans with Disabilities Act (ADA), the Family and Medical Leave Act (FMLA), the Dennis Retirement Income Security Act (ERISA), the National Labor Relations Act (NLRA), the Genetic Information Nondiscrimination Act (GINA), and all other federal, state or local laws or regulations which concern Dennis’s employment and which exist, or might exist, as of the date of the execution of this Release. This Release also includes, but is not limited to, a release by Dennis of any claims for breach of contract, mental pain, suffering and anguish, emotional harm, impairment of economic opportunities, unlawful interference with employment rights, defamation, intentional or negligent infliction of emotional distress, fraud, wrongful termination, wrongful discharge in violation of public policy, wrongful demotion, breach of any express or implied covenant of good faith and fair dealing, claims that Company has dealt with Dennis unfairly or in bad faith, and all other common law contract and tort claims. Dennis understands that he is not waiving any rights or claims that may arise after this Release is signed by Dennis. Furthermore, Dennis understands that he is not giving up the right to file a Charge of Discrimination with the Equal Employment Opportunity Commission (EEOC). However, Dennis is expressly releasing and waiving any right to obtain monetary or other relief relating to such a charge or subsequent lawsuit filed by the EEOC. Dennis agrees to turn over to the Company any such monetary relief obtained by the EEOC (or any other third party) on behalf of Dennis for any claim waived herein.

2.    No Admission of Liability. Dennis acknowledges that nothing in this Release is intended to, shall constitute evidence of, or shall be construed as an admission by the Company that the Company violated any law, rule, or regulation, interfered with any right, breached any obligation, or otherwise engaged in any improper or illegal conduct with respect to him or otherwise.

3.    No Current Claims; Covenant Not to Sue. Dennis represents and warrants that he has not filed any complaint(s) or charge(s) against the Company or the other Released Parties with the EEOC or the state commission empowered to investigate claims of employment discrimination, the United States Department of Labor, or with any other local, state, or federal agency or court. Dennis further covenants and agrees that he shall forever refrain and forbear from

Exhibit 10.1

initiating or participating as a party in a lawsuit attempting to enforce any of the claims that are released and discharged herein. Moreover, Dennis agrees that he will not persuade or instruct any person to file a suit, claim, or complaint with any state or federal court or administrative agency against the Released Parties. Dennis acknowledges that, in accordance with 29 C.F.R. § 1625.23(b) and other applicable law, this covenant not to sue does not prevent him from filing a charge of discrimination with the EEOC or otherwise participating in an EEOC or SEC investigation of the Company. This covenant not to sue also does not preclude Dennis from bringing a lawsuit to challenge the validity of the release language contained in this Agreement. Should Dennis violate this covenant, he shall be responsible for all of the Released Parties’ costs incurred as a result of his breach, including without limitation the Released Parties’ attorneys’ fees.

4.    Acknowledgement of Waiver of Claims under ADEA. Dennis acknowledges that he is waiving and releasing any rights he may have under the ADEA or the Older Worker Benefit Protection Act and that this waiver and release is knowing and voluntary. Dennis acknowledges that the consideration given for this waiver and release is in addition to anything of value to which he was already entitled. Dennis further acknowledges that (a) he has been advised that he should consult with an attorney prior to executing this Release, (b) he has been given twenty-one (21) days within which to consider this Release before executing it, and (c) he has been given at least seven (7) days following the execution of this Release to revoke this Release (the “Revocation Period”).

5.    Acknowledgment. Dennis acknowledges that he understands the terms of this Release and that he has executed this Release knowingly and voluntarily. Dennis further acknowledges that, in consideration for the covenants and releases contained herein, he will receive benefits and payments described in the Agreement, and that he would not receive such benefits and payments without the execution of this Release. Dennis also acknowledges that this Release shall not become effective until the expiration of the Revocation Period.

6.    Severability. All provisions of this Release are intended to be severable. In the event any provision or restriction contained herein is held to be invalid or unenforceable in any respect, in whole or in part, such finding shall in no way affect the validity or enforceability of any other provision of this Release. The Parties further agree that any such invalid or unenforceable provision shall be deemed modified so that it shall be enforced to the greatest extent permissible under law, and to the extent that any court or arbitrator of competent jurisdiction determines any restriction herein to be unreasonable in any respect, such court or arbitrator may limit this Release to render it reasonable in the light of the circumstances in which it was entered into and specifically enforce this Release as limited.

7.    Specific Performance. If a court of competent jurisdiction determines that Dennis has breached or failed to perform any part of this Release, Dennis agrees that the Company will be entitled to seek injunctive relief to enforce this Release, to the extent permitted by applicable law.

8.    No Waiver. Should the Company fail to require strict compliance with any term or condition of this Agreement, such failure shall not be deemed a waiver of such terms or conditions, nor shall the Company’s failure to enforce any right it may have preclude it from thereafter enforcing its rights under this Agreement.

9.    Attorneys’ Fees. The Parties agree that in the event it becomes necessary to seek judicial remedies for the breach or threatened breach of this Agreement, the prevailing party will be entitled, in addition to all other remedies, to recover from the non-prevailing party reasonable attorneys’ fees and costs upon the entry of a final non-appealable judgment.

10.    Governing Law. This Release shall be governed by and construed in accordance with the laws of the State of Tennessee without reference to principles of conflict of laws.

IN WITNESS WHEREOF, Dennis has hereunto set his hands, as of the day and year first above written.

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Robert J. Dennis